Registration _________
	As filed with the Securities and Exchange Commission on_________________

	SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON, D.C. 20549

	FORM S-8
	REGISTRATION STATEMENT
	Under
	The Securities Act of 1933

	CCH INCORPORATED
	(Exact name of registrant as specified in its charter)

DELAWARE						36-0936850
(State or other jurisdiction of					(I.R.S. Employer
incorporation or organization)					Identification Number)

2700 Lake Cook Road, Riverwoods, Illinois  60015
(Address of principal executive offices)		(Zip Code)


	COMMERCE CLEARING HOUSE, INC. 1993 LONG TERM INCENTIVE PLAN

	CCH INCORPORATED
	2700 Lake Cook Road
	Riverwoods, Illinois  60015
	Attn: Kenneth J. Ashley, Corporate Secretary
	(708) 267-2040
	(Name, address and telephone number of agent for service)

	CALCULATION OF REGISTRATION FEE


								Proposed
						Proposed	Maximum
						Maximum 	Aggregate		Amount of
	Title of Securities	Amount to be	Offering Price	Offering		Registration
	to be Registered 		Registered (1)	Per Share (2)	Price (2)	       Fee (2)
	Class B Common stock, 	2,000,000 shares	  $20.8125     $41,625,000  $14,353.45
	$1.00 par value


(1)An indeterminable number of additional shares as may become issuable pursuant to the antidilution provisions of the plan is hereby registered pursuant to Rule 416(a) under the Securities Act of 1933.
(2)In accordance with Rule 457(h) under the Securities Act of 1933, calculated on the basis of the average of the high and low prices for the registrant's Class B common stock on the NASDAQ on August 15, 1995, as reported by the Wall Street Journal (Midwest Edition). Such price and aggregate price are included solely for the purpose of calculating the registration fee.
PART I

Item 1.  Plan Information

Not required to be included herewith.

Item 2.  Registrant Information and Employee Plan Annual Information

Not required to be included herewith.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the registrant with the Securities and Exchange Commission are hereby incorporated herein by reference.
(a) The registrant's Annual Report on Form 10-K filed on
March 30, 1995.
(b) The registrant's Form 10-Q filed on August 11, 1995, Form 10-Q filed on May 15, 1995 and Form 8-K filed on January 24, 1995.
(c) The description of the registrant's common stock contained in the registration statement filed on March 14, 1991, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Class B common stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The consolidated financial statements and the related financial statement schedules of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December
31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 4.  Description of Securities

	Not applicable.

Item 5.  Interests of Named Experts and Counsel

	The legality of the common stock offered hereby was passed upon by Ms. Mary
Ann Hynes, who beneficially owns less than 1% of each class of CCH shares under the CCH Employees Profit Sharing Plan and holds options to purchase
3,000 shares which will become exercisable in 1997.

Item 6.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of Delaware empowers the registrant to indemnify, subject to the standards set forth therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving as such with respect to another corporation at the request of the registrant. The General Corporation Law of Delaware also provides that the registrant may purchase indemnification insurance on behalf of any such director, officer, employee or agent. Article Nine of the registrant's Restated Certificate of Incorporation and Section 7 or Article VII of the registrant's By-Laws each provide for the indemnification by the registrant of each director, officer or employee of the registrant to the fullest extent permitted by the General Corporation Law of Delaware.

Under an insurance policy maintained by the registrant, the directors and officers of the registrant are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

Item 7.  Exemption from Registration Claimed

	Not applicable.

Item 8.  Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number

4.1		Commerce Clearing House, Inc. 1993 Long Term Incentive Plan
5.1		Opinion of Mary Ann Hynes, General Counsel, including consent
24.1		Consent of Deloitte & Touche LLP as Independent Auditors
24.2		Consent of Mary Ann Hynes, General Counsel (included in Exhibit 5.1)
25.1		Power of Attorney





Item 9.  Undertakings

	(a)  Rule 415 Offering.  The undersigned registrant hereby undertakes:

		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)  To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

			(ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

			(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) Rule 415 Offering Incorporating Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

	(c)-(g)	Not applicable.


	(h) Form S-8 Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	(i)-(j)	Not applicable.

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, CCH Incorporated certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverwoods, State of Illinois, on this 17th day of August, 1995.

					CCH Incorporated

					By: /s/   Kenneth J. Ashley
						Kenneth J. Ashley
						Corporate Secretary & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officers:


/s/  Oakleigh Thorne			Date: August 17, 1995
Oakleigh Thorne
President, CEO & Director


/s/  Ralph C. Whitley			Date: August 17, 1995
Ralph C. Whitley
Executive Vice President & Director



Principal Financial Officer:


/s/  John I. Abernethy			Date: August 17, 1995
John I. Abernethy
Chief Financial Officer


Principal Accounting Officer:

/s/  Norman H. Plaistowe			Date: August 17, 1995
Norman H. Plaistowe
Controller

Directors:

/s/  John C. Burton			Date: August 17, 1995
John C. Burton
Director


/s/  William C. Egan, III			Date: August 17, 1995
William C. Egan, III
Director


/s/  Edward L. Massie			Date: August 17, 1995
Edward L. Massie
Director


/s/  Robert H. Mundheim			Date: August 17, 1995
Robert H. Mundheim
Director


/s/  Daniel K. Thorne			Date: August 17, 1995
Daniel K. Thorne
Director


/s/  Oakleigh Thorne			Date: August 17, 1995
Oakleigh Thorne
Director, President & CEO

/s/  Oakleigh B. Thorne			Date: August 17, 1995
Oakleigh B. Thorne
Director & Chairman
of the Board


/s/  Ralph C. Whitley			Date: August 17, 1995
Ralph C. Whitley
Director & Executive Vice President
Exhibit 25.1


	POWER OF ATTORNEY

The undersigned officers and directors of CCH Incorporated hereby constitute and appoint Kenneth J. Ashley, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority to sign for the undersigned in their names, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement and generally to take all such steps as may be necessary or appropriate to enable CCH Incorporated to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission related thereto, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

Signature				Capacity			Date


/s/  John C. Burton			Director			August 17, 1995
John C. Burton


/s/  William C. Egan, III			Director			August 17, 1995
William C. Egan, III


/s/  Edward L. Massie			Director			August 17, 1995
Edward L. Massie


/s/  Robert H. Mundheim			Director			August 17, 1995
Robert H. Mundheim


/s/  Daniel K. Thorne			Director			August 17, 1995
Daniel K. Thorne


/s/ Oakleigh Thorne		Director, President & CEO	August 17, 1995
Oakleigh Thorne


/s/ Oakleigh B. Thorne		Director & Chairman of		August 17, 1995
Oakleigh B. Thorne		            the Board


/s/ Ralph C. Whitley		Director & Executive Vice	August 17, 1995
Ralph C. Whitley  			President


Exhibit 5.1 and 24.2

August 17, 1995

CCH Incorporated
2700 Lake Cook Road
Riverwoods, Illinois

	Re: 	Registration Statement on Form S-8

Dear Sirs:

In my capacity as General Counsel of CCH Incorporated, a Delaware corporation (the "Company"), I have represented the Company in connection with the filing by the Company of a registration statement of Form S-8 (the "Registration Statement") relating to shares of the Company's Class B common stock, par value $1.00 per share (the "Shares"), to be issued in accordance with, and upon the exercise of options granted pursuant to the Commerce Clearing House, Inc. 1993 Long Term Incentive Plan, (the "Plan"). In this connection, I, or attorneys acting under my direction, have examined originals, or copies certified or otherwise identified to my satisfaction, of the Plan, and such other documents, corporate and other records, certificates and other papers as I have deemed it necessary to examine for the purpose of this opinion.

Based on such examination, it is my opinion that:

1.	The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

2.	The Company has taken all action necessary to authorize the issuance of the Shares in accordance with the Plan and upon the exercise of options granted pursuant to the Plans.

3.	Such of the Shares as may be issued in accordance with the Plan and upon the exercise of options granted pursuant to the Plan will, upon such issuance, constitute legally issued, fully paid and nonassessable Shares of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,


/s/ Mary Ann Hynes

Mary Ann Hynes
General Counsel
CCH Incorporated


Exhibit 24.1



	 INDEPENDENT AUDITORS' CONSENT


	We consent to the incorporation by reference in this Registration Statement of CCH Incorporated on Form S-8 of our report dated February 9, 1995, incorporated by reference in the Annual Report on Form 10-K of CCH
Incorporated for the year ended December 31, 1994 and to the reference to us under the heading "Item 3: Incorporation of Documents by Reference" in the
Registration Statement.


DELOITTE & TOUCHE LLP
Chicago Illinois
August 17, 1995



	SUMMARY OF THE COMMERCE CLEARING HOUSE, INC.
	1993 Long Term Incentive Plan

This document, together with the copy of the Commerce Clearing House, Inc. 1993 Long Term Incentive Plan (the "Plan") attached as Exhibit A (which is incorporated herein by reference), provides important information regarding the terms of the Plan and constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended (the "1933 Act"). All descriptions of the Plan provisions contained in this prospectus are qualified in their entirety by reference to the actual Plan provisions. All terms used bu not defined herein shall have the meanings ascribed thereto in the Plan.

Eligibility for Incentive Awards

The Plan as amended is intended to promote the interests of the Company and its shareholders by providing the Company and its affiliates' key employees with appropriate incentives and rewards to encourage them to continue in the employ of the Company and its affiliates and to maximize their performance.

The Compensation Committee (the "Committee") of the Board of Directors of CCH Incorporated (the "Company") may, in its discretion, grant Incentive Awards under the Plan to key employees, of the Company (including officers of the Company, whether or not they are directors of the Company). Directors who are neither employees or officers of the Company and its affiliates are not eligible to receive Incentive Award(s) under the Plan. When used in this prospectus, the term "Company" includes the Company and its Affiliates unless the context does not allow for such an interpretation. Eligible persons may be granted Incentive Award(s) by the Committee in its discretion. A person who receives an Incentive Awards under the Plan is referred to as a "Participant" in this prospectus.

Nothing contained in this prospectus, the Plan or any Incentive Award granted under the Plan confers upon any Participant any right to be retained in the service of the Company, nor does it interfere with the right of the Company to terminate his or her employment at any time.

As of July 20, 1995, there were 54 Key Employees to whom grants had been made under the Plan.

Option Grant, Exercise Price and Term

Subject to adjustment as provided under Paragraph 14 of the Plan, The Committee may grant (a) Options, shares of Restricted Stock, and Stock Bonuses with respect to a total of not more than 2,000,000 shares of Class B common stock, $1.00 par value, of the Company ("Common Stock") and (b) Stand Alone SARs, shares of Phantom Stock and Cash Tax Bonuses with respect to no more than 2,000,000 shares of Common Stock. Also subject to Paragraph 14 adjustment, individual Participants will not be granted Incentive Awards
(of Options, LSARs, Tandem SAR's, Stand-Alone SARs, Restricted Stock Phantom Stock, Stock Bonus, or Cash Bonus) with respect to more than 125,000 shares. The right to grant Incentive Awards under the Plan will terminate upon the expiration of 10 years from the date the Plan was initially adopted. Currently there are outstanding grants under the Plan with respect to 1,218,000 shares of Common Stock.

The date of this Prospectus is August 17, 1995

Although the Plan provides that the Committee may grant to Participants: (i) Non-Qualified Stock Options or Incentive Stock Options, (ii) LSARS, (iii) Tandem SARS, (iv) Stand-Alone SARS, (v) shares of Restricted Stock, (vi) shares of Phantom Stock, (vii) Stock Bonuses, (viii) Cash Tax Bonuses and
(ix) Stand-Alone Cash Bonuses, the Committee has customarily granted only Non-Qualified Stock Options under the Plan. The summary of the Plan provided below generally relates only to Non-Qualified Stock Options. In the event that any of the other types of Incentive Awards permitted under the Plan are granted, the Company will provide supplementary information regarding such Incentive Awards. The option exercise price of Non-Qualified Stock Options
shall be determined by the Committee.   The Committee determined that the
exercise price in 1993 was the fair market value on the date of grant, i.e., the average of the high and, low-trading prices of the Class B Common Stock on the NASDAQ Tape (as reported in The Wall Street Journal, Midwest Edition) on the date of grant. While there is no assurance that the Committee will continue to grant options as it has in the past, the Committee generally has granted options to eligible persons annually in February. The Committee also generally has considered granting options to newly hired key employees.

Each Option shall become exercisable on such date or dates, during such period, and for such number of shares as is determined by the Committee on the date of grant provided that no Option shall be exercisable after the expiration of 10 years from the date such Option was granted, and subject to earlier termination, expiration or cancellation as provided in the Plan. Special limitations apply to Inventive Stock Options granted under the Plan.

Exercise of Option

An Option may be exercised by giving written notice to the Secretary of the Company, no less than one business day in advance of the proposed exercise date. Notice shall be accompanied by the agreements evidencing the Option (and any related LSARs and Tandem SARs) and shall specify the number of shares with respect to which the Option is being exercised and the proposed exercise date. The full purchase price for the shares to be purchased is due on the exercise date in any combination of (i) cash, bank cashier's check or wire transfer (ii) by shares of Common Stock (if approved by the Committee) or (iii) (subject to Committee approval) by a "cashless exercise." The per share value of Common Stock used as payment upon exercise of a stock option shall be determined as provided in Paragraph 6(c) (3)(iii) of the Plan. There are certain restrictions upon "cashless exercises" by Participants subject to Sec. 16(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Exercise forms are available from the Company's Secretary (telephone 708/267-2040) or Company's Assistant
Secretary (telephone 708/267-2277), and the members of that Office can help with completing the forms or assist with other questions that Participants may have concerning their Incentive Awards.

At the time an option is exercised, the Company may require the Optionee to pay the Company in cash the amount of the tax required to be withheld to comply with applicable laws. See "Federal Income Tax Consequences" below. The Participants, subject to Paragraph 18(d) restrictions, may satisfy this withholding obligation, in whole or in part, by having the Company withhold shares of Common Stock, or, if the Committee so determines, by delivering shares of Common Stock having a values equal to the amount required to be withheld. For this purpose, the per share value of Common Stock shall be determined as provided in Paragraph 18(c) of the Plan.


Option Exercisability After Termination of Employment or Consulting
Arrangement

If the employment of a Participant with the Company is involuntary terminated for any reason other than Cause, Retirement, Disability or Death, such Optionee's vested options will expire and all rights to purchase shares pursuant thereto shall terminate three months after the termination date. Unvested Options expire at the close of business on the date of such termination.

In the event of voluntary termination (for any reason other than Cause, Retirement at age 65 or older, Disability or Death), vested Options shall remain exercisable for one month after termination. Unvested Options expire at the close of business on the date of such termination.

In the event of termination of employment because of Death, Disability or Retirement at age 65 or older, vested Options shall remain exercisable until the expiration of the term of the Option. Unvested Options expire at the close of business on the termination date.

In the event of involuntary termination for Cause, all Options expire at the commencement of the termination business day.

Income Tax Consequences

The following discussion is not intended to be a complete statement of the federal income tax consequences of the granting or exercising of Options under the Plan. Because of the complexity of the tax laws, Participants should consult their own tax advisers for further information.

A Participant will not be deemed to receive any income at the time a Non-Qualified Stock Option is granted, nor will the Company be entitled to a deduction at that time. However, when any part of a Non- Qualified Stock Option is exercised, the Participant will be deemed to have received compensation taxable as ordinary income in an amount equal to the excess of
(i) the fair market value of the shares received on the exercise of the Non-Qualified Stock Option over (ii) the exercise price of the Non-Qualified Stock Option.

The taxability of a Participant who is subject to the reporting and short swing profit recovery provisions of Section 16 of the Exchange Act (a "Section 16 Person") may be modified slightly. A Section 16 Person will not be deemed to receive any income at the time a Non-Qualified Stock Option is granted, nor will the Company be entitled to a deduction at that time. However, upon the exercise of the non-Qualified Stock Option, the Section 16 Persons will be deemed to have received compensation taxable as ordinary income in an amount equal to the excess of(i)the fair market value of the shares received on the exercise of the non-Qualified Stock Option on the later to occur of (A) the date of exercise or (B) six months after the date on which the Non-Qualified Stock Option was awarded to the Section 16 Person (unless the Section 16 Person files an appropriate election under Section 83(b) of the Internal Revenue Code of 1986 (the "Code") within 30 days of the date on which the Participant exercises the Non-Qualified Stock Option over
(ii) the exercise price of the Non-Qualified Stock Option. The Section 16 Person's basis in the shares of Common Stock acquired pursuant to the exercise of the Non-Qualified Stock Option is the sum of the exercise price of the option and the amount of such income required to be recognized.


Upon any subsequent sale of the shares acquired upon the exercise of a Non-Qualified Stock Option, any gain (the excess of the amount received over the fair market value of the shares on the date ordinary income was recognized) or loss (the excess of the fair market value of the shares on the date ordinary income was recognized over the amount received) will be a long-term capital gain or loss if the sale occurs more than one year after such date or recognition and otherwise will be a short-term capital gain or loss. A Section 16 Person's holding period for purpose of determining whether any such gain or loss is short- or long-term is measured from the later to occur of (i) the date the Non-Qualified Stock Option is exercised or (ii) 6 months after the Non-Qualified Stock Option was granted (unless the Section 16 person files an appropriate election under Section 83
(b) of the Code within 30 days of the date the Participant exercises the Non-Qualified Stock Option). The Company will be entitled to a tax deduction in an amount equal to the amount of compensation taxable as ordinary income recognized by the Participant.

If all or any part of the exercise price of a Non-Qualified Stock Option is paid by the Participant with previously owned shares of Common Stock, no gain or loss will be recognized on the shares surrendered in payment. The number of shares received on such exercise of the Non-Qualified Stock Option that is equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the basis and holdling period of the shares surrendered. The balance of the shares received on such exercise will be treated for federal income tax purposes as described in the preceding paragraphs as though issued upon the exercise of the Non-Qualified Stock Option for an exercise price equal to the consideration, if any, paid by the Participant in cash. The Participant's compensation, which is taxable as ordinary income upon such exercise, and the Company's deduction, will not be affected by whether the exercise price is paid in cash or in shares of Common Stock.

Tax consequences different from or in addition to those described above may result in the event of an exercise of an option after the termination of a Participant's employment by reason of death. In addition, various state laws may provide for tax consequences that vary significantly from those described above.

Section 162(m) of the Code places limits on tax deductions for compensation paid to certain "covered employees" in excess of $1 million beginning in 1994 (the "Million Dollar Limit"). Grants of Non- Qualified Stock Options (and grants of Incentive Stock Options, Tandem SARs, LSARs, and Stand-Alone SARs) likely will qualify under proposed regulations for an exemption from the Million Dollar Limit for "performance-based compensation." However, the Plan provides that if and to the extent the Committee determines the Company's federal tax deduction in respect of an Incentive Award may be limited as a result of Section 162(m) of the Code, the Committee may, among other actions, delay payment in respect of Options until a date that is within 30 days after the earlier to occur of (i) the date the Participant ceases to be a "covered employee" under Section 162(m) of the Code and (ii) the occurrence of a Change in Control. If a Participant exercises an Option at a time that such Participant is a "covered employee," and the Committee elects to so delay payment, the Committee will credit cash (or in the case of an amount payable in Company Stock, the Fiar Market Value of the Company Stock) payable to the Participant to a book account. Any such book account will represent only an unfunded unsecured promise to a pay the amount credited to the Participant in the future.




Participants should consult their own tax advisers for further guidance.

Any payments with respect to the exercise of options upon a Change in Control (as defined and discussed under "Change in Control" below) may have adverse federal income tax consequences with respect to the Participants and the Company. The repurchase or accelerated exercise of stock options may be treated in whole or in part as an "excess parachute payment," depending on the nature of the event constituting a Change in Control, the compensation history of the Participant, and on whether such Participant can establish that a payment or accelerated exercise is reasonable compensation for services actually rendered. The Internal Revenue Code disallows a deduction for any excess parachute payment and imposes a 20% excise tax on the recipient of any excess parachute payment.

Change in Control

Upon occurrence of any Change in Control, each Option granted and outstanding becomes fully and immediately exercisable and remains so until expiration, termination or cancellation.

"Change in Control" shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, an "Acquiring Person" becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (A) representing 25% or more of the combined voting power of the Company's then outstanding securities and
(B) representing voting power in excess of the combined voting power of the Thorne Family Interests, excluding any person whose beneficial ownership is considered part of the Thorne Family Interests and excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee); (ii) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company); (iii) individuals who, as of February 11, 1993, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to February 11, 1993, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to have been a member of the Incumbent Board; or (iv) a majority of the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

Restrictions on Resale

Shares of Common Stock acquired by Participants who are not deemed "affiliates" of the Company may be freely sold by such Participants without registration under the 1933 Act. Public resales by Participants who are deemed "affiliates" of the Company will be subject to registration under the 1933 Act unless there exists an exemption to such registration requirement, such as compliance with the applicable requirements of Rule 144 under the 1933 Act.

Administration

The Plan is administered by the Committee, whose interpretations of the provisions of the Plan are final and conclusive. Members of the Committee are appointed annually by the Board of Directors of the Company. The names of the members of the Committee are listed each year in the Company's definitive proxy statement relating to its annual meeting of stockholders. Additional information about the Plan and its administrators may be obtained by contacting the Committee. The Committee may be addressed in care of the Secretary of the Company at 2700 Lake Cook Road, Riverwoods, Illinois 60015 telephone 708/267-2040/Assistant Secretary 708/267-2277).

Other Information

The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, nor is the Plan qualified under Section 401(a) of the Code.

Shares delivered under the Plan to Participants upon the exercise of stock options may be either authorized and unissued shares or treasury shares of Common Stock. As options granted under the Plan lapse, terminate or are cancelled, any unpurchased shares which were subject to such options become available for issuance pursuant to additional options which may be granted under the Plan.

No Incentive Award granted under the Plan is assignable or transferable other than by will or the laws of descent and distribution, and each option is exercisable, during the Participant's lifetime, only by the Participant.

A failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the agreement evidencing an Incentive Award shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, at the discretion of the Committee, unless such failure is remedied by the Participant or beneficiary within ten days after having been notified of such failure by the Committee.

Information regarding the number of shares subject to outstanding options, option prices, exercises, expiration dates and the approximate number of persons participating in the Plan is included each year in the Company's Annual Report to stockholders or definitive proxy statement relating to its annual meeting of stockholders.

Documents Incorporated by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

	(i)	The registrant's Annual Report on Form 10-K filed on March 30, 1995.

	(ii)	The registrant's Form 10-Q filed on August 11, 1995, Form 10-Q filed on
May 15, 1995 and Form 8-K filed on January 24, 1995.

	(iii)	The description of the registrant's common stock contained in the registration statement filed on March 14, 1991, including any amendment or report filed for the purpose of updating such description.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all of the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

A copy of any information (other than exhibits thereto) incorporated by reference into this prospectus will be provided without charge, upon written or oral request, to any person to whom this prospectus is delivered.
Requests may be direct to: CCH Incorporated, 2700 Lake Cook Road, Riverwoods, Illinois 60015, Attn: Corporate Secretary (telephone 708\276-2040\Assistant Secretary 708\267-2277).

Exhibit 4.1

	CCH INCORPORATED

	1993 LONG TERM INCENTIVE PLAN





Incorporated by Reference on Form DEF 14A (Proxy Statement) on March 3, 1994.